SCHEDULE I

FUNDS

Fund	Effective Date of Agreement	Expiration Date of Initial Term of the Agreement
DWS Alternative Asset Allocation Plus VIP	January 15, 2009	September 30, 2009

DWS Balanced VIP	May 1, 2008	September 30, 2008

DWS Blue Chip VIP	May 1, 2008	September 30, 2008

DWS Conservative Allocation VIP	May 1, 2008	September 30, 2008

DWS Core Fixed Income VIP	May 1, 2008	September 30, 2008

DWS Davis Venture Value VIP	May 1, 2008	September 30, 2008

DWS Dreman High Return Equity VIP	May 1, 2008	September 30, 2008

DWS Dreman Small Mid Cap Value VIP	May 1, 2008	September 30, 2008

DWS Global Thematic VIP	May 1, 2008	September 30, 2008

DWS Government & Agency Securities VIP	May 1, 2008	September 30, 2008

DWS Growth Allocation VIP	May 1, 2008	September 30, 2008

DWS High Income VIP	May 1, 2008	September 30, 2008

DWS International Select Equity VIP	May 1, 2008	September 30, 2008

DWS Janus Growth & Income VIP	May 1, 2008	September 30, 2008

DWS Mid Cap Growth VIP	May 1, 2008	September 30, 2008

DWS Moderate Allocation VIP	May 1, 2008	September 30, 2008

DWS Money Market VIP	May 1, 2008	September 30, 2008

DWS Small Cap Growth VIP	May 1, 2008	September 30, 2008

DWS Strategic Income VIP	May 1, 2008	September 30, 2008

DWS Technology VIP	May 1, 2008	September 30, 2008

DWS Turner Mid Cap Growth VIP	May 1, 2008	September 30, 2008

DWS Variable Series II

By:	/s/ John Millette
Name:	John Millette
Title:	Vice President & Secretary

DWS Variable Series II, on behalf of the Funds set out on Schedule I

By:	/s/ John Millette
Name:	John Millette
Title:	Vice President & Secretary

Deutsche Investment Management Americas Inc.

By:	/s/ Michael Colon
Name:	Michael Colon
Title:	Chief Operating Officer

Deutsche Investment Management Americas Inc.

By:	/s/ Caroline Pearson
Name:	Caroline Pearson
Title:	Managing Director

SCHEDULE II

INVESTMENT MANAGEMENT FEE RATES

(as a percentage of net assets)

Fund	Investment Management Fee Rate
DWS Alternative Asset Allocation Plus VIP	The sum of: (a) 0.20% of the portfolio’s average daily net assets invested in other DWS funds; and (b) 1.20% of the portfolio’s average daily net assets invested in all other assets not considered other DWS funds[1].
DWS Balanced VIP	First $250 million 0.370% Next $750 million 0.345% Thereafter 0.310%
DWS Blue Chip VIP	First $250 million 0.550% Next $750 million 0.520% Next $1.5 billion 0.500% Next $2.5 billion 0.480% Next $2.5 billion 0.450% Next $2.5 billion 0.430% Next $2.5 billion 0.410% Thereafter 0.390%
DWS Conservative Allocation VIP	First $500 million 0.065% Next $500 million 0.055% Next $500 million 0.045% Next $1.0 billion 0.035% Thereafter 0.025%
DWS Core Fixed Income VIP	First $250 million 0.500% Next $750 million 0.470% Next $1.5 billion 0.450% Next $2.5 billion 0.430% Next $2.5 billion 0.400% Next $2.5 billion 0.380% Next $2.5 billion 0.360% Thereafter 0.340%
DWS Davis Venture Value VIP	First $ 250 million 0.865% Next $250 million 0.840% Next $500 million 0.815% Next $1.5 billion 0.790% Thereafter 0.765%

[1]	For the purposes of this Schedule II, “other DWS funds” means U.S. registered investment companies with the Adviser serving as Investment Adviser.

Fund	Investment Management Fee Rate
DWS Dreman High Return Equity VIP	First $250 million 0.665% Next $750 million 0.635% Next $1.5 billion 0.615% Next $2.5 billion 0.595% Next $2.5 billion 0.565% Next $2.5 billion 0.555% Next $2.5 billion 0.545% Thereafter 0.535%
DWS Dreman Small Mid Cap Value VIP	First $250 million 0.650% Next $750 million 0.620% Next $1.5 billion 0.600% Next $2.5 billion 0.580% Next $2.5 billion 0.550% Next $2.5 billion 0.540% Next $2.5 billion 0.530% Thereafter 0.520%
DWS Global Thematic VIP	First $250 million 0.915% Next $500 million 0.865% Next $750 million 0.815% Next $1.5 billion 0.765% Thereafter 0.715%
DWS Government & Agency Securities VIP	First $250 million 0.450% Next $750 million 0.430% Next $1.5 billion 0.410% Next $2.5 billion 0.400% Next $2.5 billion 0.380% Next $2.5 billion 0.360% Next $2.5 billion 0.340% Thereafter 0.320%
DWS Growth Allocation VIP	First $500 million 0.065% Next $500 million 0.055% Next $500 million 0.045% Next $1.0 billion 0.035% Thereafter 0.025%
DWS High Income VIP	First $250 million 0.500% Next $750 million 0.470% Next $1.5 billion 0.450% Next $2.5 billion 0.430% Next $2.5 billion 0.400% Next $2.5 billion 0.380% Next $2.5 billion 0.360% Thereafter 0.340%

Fund	Investment Management Fee Rate
DWS International Select Equity VIP	First $1.5 billion 0.650% Next $1.75 billion 0.635% Next $1.75 billion 0.620% Thereafter 0.605%
DWS Janus Growth & Income VIP	First $250 million 0.665% Next $750 million 0.640% Next $1.5 billion 0.615% Thereafter 0.590%
DWS Mid Cap Growth VIP	First $250 million 0.665% Next $750 million 0.635% Next $1.5 billion 0.615% Next $2.5 billion 0.595% Next $2.5 billion 0.565% Next $2.5 billion 0.555% Next $2.5 billion 0.545% Thereafter 0.535%
DWS Moderate Allocation VIP	First $500 million 0.065% Next $500 million 0.055% Next $500 million 0.045% Next $1.0 billion 0.035% Thereafter 0.025%
DWS Money Market VIP	First $500 million 0.285% Next $500 million 0.270% Next $1.0 billion 0.255% Thereafter 0.240%
DWS Small Cap Growth VIP	First $250 million 0.550% Next $750 million 0.525% Thereafter 0.500%
DWS Strategic Income VIP	First $250 million 0.550% Next $750 million 0.520% Next $1.5 billion 0.500% Next $2.5 billion 0.480% Next $2.5 billion 0.450% Next $2.5 billion 0.430% Next $2.5 billion 0.410% Thereafter 0.390%
DWS Technology VIP	First $250 million 0.665% Next $750 million 0.635% Next $1.5 billion 0.615% Next $2.5 billion 0.595% Next $2.5 billion 0.565% Next $2.5 billion 0.555% Next $2.5 billion 0.545% Thereafter 0.535%
DWS Turner Mid Cap Growth VIP	First $250 million 0.715%

Fund	Investment Management Fee Rate
Next $250 million 0.700% Next $500 million 0.685% Thereafter 0.670%